Atalanta/Sosnoff Capital Corporation (Delaware)
101 Park Avenue
New York, NY 10178

         Re:      Advisory Agreement

Ladies and Gentlemen:

     Atalanta/Sosnoff Investment Trust (the "Trust") is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "Act"), and subject to the rules and regulations promulgated thereunder. The Trust's shares of beneficial interest are divided into separate series and each such share of a series represents an undivided interest in the assets, subject to the liabilities, allocated to that series and each series has separate investment objectives and policies. The Atalanta/Sosnoff Value Fund (the "Fund") is a separate series of the Trust.

     1. APPOINTMENT AS ADVISER. The Trust being duly authorized hereby appoints and employs Atalanta/Sosnoff Capital Corporation (Delaware) (the "Adviser") as discretionary portfolio manager of the Fund on the terms and conditions set forth herein.

     2. ACCEPTANCE OF APPOINTMENT; STANDARD OF PERFORMANCE. The Adviser accepts the appointment as discretionary portfolio manager and agrees to use its best professional judgement to make investment decisions for the Fund in accordance with the provisions of this Agreement.

     3. DISCRETIONARY PORTFOLIO MANAGEMENT SERVICES OF THE ADVISER. The Adviser is hereby employed and authorized to select portfolio securities for investment by the Trust on behalf of the Fund, to purchase and sell securities of the Fund, and, upon making any purchase or sale decision, to place orders for the execution of such portfolio transactions in accordance with paragraphs 5 and 6 hereof. In providing discretionary portfolio management services to the Fund, the Adviser shall be subject to such investment restrictions as are set forth in the Act and the rules thereunder, Subchapter M of the Internal Revenue Code of 1986, as amended, applicable state securities laws, the supervision and control of the Trustees of the Trust, such specific instructions as the Trustees may adopt and communicate to the Adviser and the investment objectives, policies and restrictions of the Trust applicable to the Fund furnished pursuant to paragraph 4. The Adviser is not authorized by the Trust to take any action, including the purchase or sale of securities for the Fund, in contravention of any restriction, limitation, objective, policy or instruction described in the previous sentence. The Adviser shall maintain on behalf of the Trust the records listed in Schedule A hereto (as amended from time to time). At the Trust's reasonable request, the Adviser will consult with the Trust with respect to any decision made by it with respect to the investments of the Fund.

     4. INVESTMENT OBJECTIVES, POLICIES AND RESTRICTIONS. The Trust will provide the Adviser with the statement of investment objectives, policies and restrictions applicable to the Fund as contained in the Trust's registration statement under the Act and the Securities Act of 1933, and any instructions adopted by the Trustees supplemental thereto. The Trust will provide the Adviser with such further information concerning the investment objectives, policies and restrictions applicable thereto as the Adviser may from time to time reasonably request. The Trust retains the right, on written notice to the Adviser from the Trust, to modify any such objectives, policies or restrictions in any manner at any time.

     5. TRANSACTION PROCEDURES. All transactions will be consummated by payment to or delivery by the Trust's custodian (the "Custodian"), or such depositories or agents as may be designated by the Custodian in writing, as custodian for the Trust, of all cash and/or securities due to or from the Fund, and the Adviser shall not have possession or custody thereof. The Adviser shall advise the Custodian and confirm in writing to the Trust and to the Trust's transfer agent or any other designated agent of the Trust, all investment orders for the Fund placed by it with brokers and dealers. The Adviser shall issue to the Custodian such instructions as may be appropriate in connection with the settlement of any transaction initiated by the Adviser.

     6. ALLOCATION OF BROKERAGE. The Adviser shall have authority and discretion to select brokers and dealers to execute portfolio transactions initiated by the Adviser and to select the markets on or in which the transactions will be executed.

     In doing so, the Adviser will give primary consideration to securing the most favorable price and efficient execution. Consistent with this policy, the Adviser may consider the financial responsibility, research and investment information and other services provided by brokers or dealers who may effect or be a party to any such transaction or other transactions to which other clients of the Adviser may be a party. It is understood that neither the Trust nor the Adviser has adopted a formula for allocation of the Fund's investment transaction business. It is also understood that it is desirable for the Trust that the Adviser have access to supplemental investment and market research and security and economic analyses provided by certain brokers who may execute brokerage transactions at a higher commission to the Fund than may result when allocating brokerage to other brokers on the basis of seeking the lowest commission. Therefore, the Adviser is authorized to place orders for the purchase and sale of securities for the

Fund with such certain brokers, subject to review by the Trust's Trustees from time to time with respect to the extent and continuation of this practice. It is understood that the services provided by such brokers may be useful to the Adviser in connection with its services to other clients.

     On occasions when the Adviser deems the purchase or sale of a security to be in the best interest of the Fund as well as other clients, the Adviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as expenses incurred in the transaction, will be made by the Adviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Trust and to such other clients.

     For each fiscal quarter of the Trust, the Adviser shall prepare and render reports to the Trust's Trustees of the total brokerage business placed and the manner in which the allocation has been accomplished. Such reports shall set forth at a minimum the information required to be maintained by Rule 31a-1(b)(9) under the Act.

     7. PROXIES. The Trust will vote all proxies solicited by or with respect to the issuers of securities in which assets of the Fund may be invested from time to time. At the request of the Trust, the Adviser shall provide the Trust with its recommendations as to the voting of such proxies.

     8. REPORTS TO THE ADVISER. The Trust will provide the Adviser with such periodic reports concerning the status of the Fund as the Adviser may reasonably request.

     9. FEES FOR SERVICES. For all of the services to be rendered and payments made as provided in this Agreement, the Fund will pay the Adviser a fee, computed and accrued daily and paid monthly, calculated as detailed in Schedule B hereto.

     10. ALLOCATION OF CHARGES AND EXPENSES. The Adviser shall employ or provide and compensate the executive, administrative, secretarial and clerical personnel necessary to provide the services set forth herein, and shall bear the expense thereof. The Adviser shall compensate all Trustees, officers and employees of the Trust who are also employees of the Adviser. The Adviser will pay all expenses incurred in connection with the sale or distribution of the Fund's shares to the extent such expenses are not assumed by the Fund under a plan of distribution pursuant to Rule 12b-1 under the Act.

     The Fund will be responsible for the payment of all operating expenses of the Fund, including fees and expenses incurred by the Fund in connection with membership in investment company organizations, brokerage fees and commissions, legal, auditing and accounting expenses, expenses of registering shares under federal and state securities laws, insurance expenses, taxes or governmental fees, fees and expenses of the custodian, the transfer, shareholder service and dividend disbursing agent and the accounting and pricing agent of the Fund, expenses including clerical expenses of the issue, sale, redemption or repurchase of shares of the Fund, the fees and expenses of Trustees of the Trust who are not interested persons of the Trust, the cost of preparing, printing and distributing prospectuses, statements, reports and other documents to shareholders, expenses of shareholders' meetings and proxy solicitations, and such extraordinary or non-recurring expenses as may arise, including litigation to which the Trust may be a party and indemnification of the Trust's officers and Trustees with respect thereto, or any other expense not specifically described above incurred in the performance of the Trust's obligations. All other expenses not expressly assumed by the Adviser herein incurred in connection with the organization, registration of shares and operations of the Fund will be borne by the Fund.

     11. OTHER INVESTMENT ACTIVITIES OF THE ADVISER. The Trust acknowledges that the Adviser or one or more of its affiliates may have investment responsibilities or render investment advice to or perform other investment advisory services for other individuals or entities and that the Adviser, its affiliates or any of its or their directors, officers, agents or employees may buy, sell or trade in any securities for its or their respective accounts ("Affiliated Accounts"). Subject to the provisions of paragraph 2 hereof, the Trust agrees that the Adviser or its affiliates may give advice or exercise investment responsibility and take such other action with respect to other
Affiliated Accounts which may differ from the advice given or the timing or nature of action taken with respect to the Fund, provided that the Adviser acts in good faith, and provided further, that it is the Adviser's policy to allocate, within its reasonable discretion, investment opportunities to the Fund over a period of time on a fair and equitable basis relative to the Affiliated Accounts, taking into account the investment objectives and policies of the Fund and any specific investment restrictions applicable thereto. The Trust acknowledges that one or more of the Affiliated Accounts may at any time hold, acquire, increase, decrease, dispose of or otherwise deal with positions in investments in which the Fund may have an interest from time to time, whether in transactions which involve the Fund or otherwise. The Adviser shall have no obligation to acquire for the Fund a position in any investment which any Affiliated Account may acquire, and the Trust shall have no first refusal, co-investment or other rights in respect of any such investment, either for the Fund or otherwise.

     12. CERTIFICATE OF AUTHORITY. The Trust and the Adviser shall furnish to each other from time to time certified copies of the resolutions of their Trustees or Board of Directors or executive committees, as the case may be, evidencing the authority of officers and employees who are authorized to act on behalf of the Trust, the Fund and/or the Adviser.

     13. A. Limitation of Liability. The Adviser may rely on information reasonably believed by it to be accurate and reliable. Except as may otherwise be required by the Act and the rules thereunder, neither the Adviser nor its shareholders, officers, directors, employees, agents, control persons or affiliates of any thereof shall be subject to any liability for, or any damages, expenses or losses incurred by the Trust in connection with, any error of judgment, mistake of law, any act or omission connected with or arising out of any services rendered under or payments made pursuant to this Agreement or any other matter to which this Agreement relates, except by reason of willful misfeasance, bad faith or gross negligence on the part of any such persons in the performance of the duties of the Adviser under this Agreement or by reason of reckless disregard by any of such persons of the obligations and duties of the Adviser under this Agreement.

     B. Any person, even though also a director, officer, employee, shareholder or agent of the Adviser, or any of its affiliates, who may be or become an officer, trustee, employee or agent of the Trust, shall be deemed, when rendering services to the Trust or acting on any business of the Trust, to be rendering such services to or acting solely as an officer, trustee, employee or agent of the Trust and not as a director, officer, employee, shareholder or agent of or one under the control or direction of the Adviser or any of its affiliates, even though paid by one of these entities.

     C. Notwithstanding any other provision of this Agreement, the Trust shall indemnify and hold harmless the Adviser, its directors, officers, employees, shareholders, agents, control persons and affiliates from and against any and all claims, demands, expenses and liabilities (whether with or without basis in fact or law) of any and every nature which the Adviser may sustain or incur or which may be asserted against the Adviser by any person by reason of, or as a result of: (i) any action taken or omitted to be taken by the Adviser in good faith in reliance upon any certificate, instrument, order or share certificate reasonably believed by it to be genuine and to be signed, countersigned or executed by any duly authorized person, upon the oral instructions or written instructions of an authorized person of the Trust or upon the opinion of legal counsel for the Trust or its own counsel; or (ii) any action taken or omitted to be taken by the Trust in connection with its appointment in good faith in reliance upon any law, act, regulation or interpretation of the same even though the same may thereafter have been altered, changed, amended or repealed. However, indemnification under this subparagraph shall not apply to actions or omissions of the Adviser or its directors, officers, employees, shareholders or agents in cases of its or their own gross negligence, willful misconduct, bad faith, or reckless disregard of its or their own duties hereunder.

     Nothing in this paragraph 13 shall be construed in a manner inconsistent with Sections 17(h) and (i) of the Act.

     14. CONFIDENTIALITY. Subject to the duty of the Adviser and the Trust to comply with applicable law, including any demand of any regulatory or taxing authority having jurisdiction, the parties hereto shall treat as confidential all information pertaining to the Fund and the actions of the Adviser and the Trust in respect thereof.

     15. ASSIGNMENT. No assignment of this Agreement shall be made by the Adviser, and this Agreement shall terminate automatically in the event of such assignment. The Adviser shall notify the Trust in writing sufficiently in advance of any proposed change of control, as defined in Section 2(a)(9) of the Act, as will enable the Trust to consider whether an assignment will occur, and to take the steps necessary to enter into a new contract with the Adviser.

     16. REPRESENTATION, WARRANTIES AND AGREEMENTS OF THE TRUST. The Trust represents, warrants and agrees that:

     A. The Adviser has been duly appointed by the Trustees of the Trust to provide investment advisory services to the Fund as contemplated hereby.

     B. The Trust will deliver to the Adviser true and complete copies of its then current prospectus and statement of additional information as effective from time to time and such other documents or instruments governing the investments of the Fund and such other information as is necessary for the Adviser to carry out its obligations under this Agreement.

     C. The Trust is currently in compliance and shall at all times comply with the requirements imposed upon the Trust by applicable law and regulations.

     17. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE ADVISER. The Adviser represents, warrants and agrees that:

     A. The Adviser is registered as an investment adviser under the Investment Advisers Act of 1940.

     B. The Adviser will maintain, keep current and preserve on behalf of the Trust, in the manner and for the time periods required or permitted by the Act, the records identified in Schedule A. The Adviser agrees that such records (unless otherwise indicated on Schedule A) are the property of the Trust, and will be surrendered to the Trust promptly upon request.

     C. The Adviser will complete such reports concerning purchases or sales of securities on behalf of the Fund as the Trust may from time to time require to ensure compliance with the Act, the Internal Revenue Code of 1986 and applicable state securities laws.

     D. The Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the Act and will provide the Trust with a copy of the code of ethics and evidence of its adoption. Within forty-five (45) days of the end of the last calendar quarter of each year while this Agreement is in effect, an executive officer of the Adviser shall certify to the Trust that the Adviser has complied with the requirements of Rule 17j-1 during the previous year and that there has been no violation of the Adviser's code of ethics or, if such a violation has occurred, that appropriate action was taken in response to such violation. Upon the written request of the Trust, the Adviser shall permit the Trust, its employees or its agents to examine the reports required to be made to the Adviser by Rule 17j-1(c)(1).

     E. The Adviser will, promptly after filing with the Securities and Exchange Commission an amendment to its Form ADV, furnish a copy of such amendment to the Trust.

     F. Upon request of the Trust, the Adviser will provide assistance to the Custodian in the collection of income due or payable to the Fund.

     G. The Adviser will immediately notify the Trust of the occurrence of any event which would disqualify the Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the Act or otherwise.

     18. AMENDMENT. This Agreement may be amended at any time, but only by written agreement between the Adviser and the Trust, which amendment, other than amendments to Schedule A, is subject to the approval of the Trustees and the shareholders of the Fund in the manner required by the Act and the rules thereunder, subject to any applicable exemptive order or interpretive position of the Securities and Exchange Commission or its staff modifying the provisions of the Act with respect to approval of amendments to this Agreement.

     19. EFFECTIVE DATE; TERM. This Agreement shall become effective on the date of its execution and shall remain in force for a period of two (2) years from such date, and from year to year thereafter but only so long as such continuance is specifically approved at least annually by the vote of a majority of the Trustees who are not interested persons of the Trust or the Adviser, cast in person at a meeting called for the purpose of voting on such approval, and by a vote of the Board of Trustees or of a majority of the outstanding voting securities of the Fund. The aforesaid requirement that this Agreement may be continued "annually" shall be construed in a manner consistent with the Act and the rules and regulations thereunder.

     20. TERMINATION. This Agreement may be terminated by either party hereto, without the payment of any penalty, immediately upon written notice to the other in the event of a breach of any provision thereof by the party so notified, or otherwise upon sixty (60) days' written notice to the other, but any such termination shall not affect the status, obligations or liabilities of any party hereto to the other.

     21. OBLIGATIONS OF THE TRUST. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the trustees, shareholders, nominees, officers, agents or employees of the Trust, personally, but bind only the trust property of the Trust. The execution and delivery of this Agreement have been authorized by the trustees of the Trust and signed by an officer of the Trust, acting as such, and neither such authorization by such trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust.

     22. FORCE MAJEURE. If The Adviser shall be delayed in its performance of services or prevented entirely or in part from performing services due to causes or events beyond its control, including and without limitation, acts of God, interruption of power or other utility, transportation or communication services, acts of civil or military authority, sabotages, national emergencies, explosion, flood, accident, earthquake or other catastrophe, fire, strike or other labor problems, legal action, present or future law, governmental order, rule or regulation, or shortages of suitable parts, materials, labor or transportation, such delay or non-performance shall be excused and a reasonable time for performance in connection with this Agreement shall be extended to include the period of such delay or non-performance.

     23. DEFINITIONS. As used in paragraphs 15 and 19 of this Agreement, the terms "assignment," "interested person" and "vote of a majority of the outstanding voting securities" shall have the meanings set forth in the Act and the rules and regulations hereunder.

     24. APPLICABLE LAW. To the extent that state law is not preempted by the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered, construed and enforced according to the laws of the State of New York.


                                         ATALANTA/SOSNOFF INVESTMENT TRUST


                                         By: /s/ Anthony G. Miller
                                             ---------------------------

                                         Title: Chairman and President
                                                ------------------------

                                         Date:  July 1, 2001
                                                ------------------------

                                   ACCEPTANCE

The foregoing Agreement is hereby accepted.


                                         ATALANTA/SOSNOFF CAPITAL
                                         CORPORATION (DELAWARE)


                                         By: /s/ Anthony G. Miller
                                             ---------------------------

                                         Title: Executive Vice President
                                                ------------------------

                                         Date:  July 1, 2001
                                                ------------------------

                                   SCHEDULE A

                     RECORDS TO BE MAINTAINED BY THE ADVISER
                     ---------------------------------------

1. (Rule 31a-1(b)(5) and (6)) A record of each brokerage order, and all other portfolio purchases or sales, given by the Adviser on behalf of the Fund for, or in connection with, the purchase or sale of securities, whether executed or unexecuted. Such records shall include:

     A.   The name of the broker;

     B. The terms and conditions of the order and of any modification or cancellation thereof;

     C.   The time of entry or cancellation;

     D.   The price at which executed;

     E.   The time of receipt of a report of execution; and

     F.   The name of the person who placed the order on behalf of the Trust.

2.   (Rule  31a-1(b)(9)) A record for each fiscal quarter,  completed within ten
     (10) days after the end of the quarter, showing specifically the basis or bases upon which the allocation of orders for the purchase and sale of portfolio securities to named brokers or dealers was effected, and the division of brokerage commissions or other compensation on such purchase and sale orders. Such record:

     A.   Shall include the consideration given to:

          (i)  The sale of shares of the Fund by brokers or dealers.

          (ii) The supplying of services or benefits by brokers or dealers to:

               (a)  The Trust;

               (b)  The Adviser; and,

               (c)  Any person affiliated with the foregoing persons.

          (iii)Any other consideration other than the technical qualifications of the brokers and dealers as such.

     B.   Shall show the nature of the services or benefits made available.

     C. Shall describe in detail the application of any general or specific formula or other determinant used in arriving at such allocation of purchase and sale orders and such division of brokerage commissions or other compensation.

     D. The name of the person responsible for making the determination of such allocation and such division of brokerage commissions or other compensation.

3. (Rule 31a-1(b)(10)) A record in the form of an appropriate memorandum identifying the person or persons, committees or groups authorizing the purchase or sale of portfolio securities. Where an authorization is made by a committee or group, a record shall be kept of the names of its members who participate in the authorization. There shall be retained as part of this record any memorandum, recommendation or instruction supporting or authorizing the purchase or sale of portfolio securities and such other information as is appropriate to support the authorization.*

4. (Rule 31a-1(f)) Such accounts, books and other documents as are required to be maintained by registered investment advisers by rule adopted under
     Section 204 of the Investment Advisers Act of 1940, to the extent such records are necessary or appropriate to record the Adviser's transactions with respect to the Fund.

_______________________

* Such information might include: the current Form 10-K, annual and quarterly reports, press releases, reports by analysts and from brokerage firms (including their recommendation; i.e., buy, sell, hold) or any internal reports or portfolio adviser reviews.

                                   SCHEDULE B

     COMPENSATION OF THE ADVISER. The Fund will pay to the Adviser, for all of the services to be rendered and payments made as provided in this Agreement, a base fee, computed and accrued daily and paid monthly, at an annual rate of 0.75% of its average daily net assets (the "Base Fee"), which fee is subject to adjustment based on the investment performance of the Fund in relation to the investment performance of the Fund's benchmark index, which is the S&P 500 Index.

     Adjustments to the Base Fee will be made by comparison of the Fund's investment performance for the applicable performance period to the investment performance of the Fund's benchmark index for the same period (the "Performance Fee Adjustment"). The applicable performance period is a rolling twelve (12) month period whereby the most recent calendar month is substituted for the earliest month as time passes. The Base Fee with respect to each Fund will be increased by 0.25% if the Fund outperforms its benchmark by at least 2.00% for the previous 12 months, and decreased by 0.25% if the Fund underperforms its benchmark by at least 2.00% for the previous 12 months.

     The Adviser will not receive a Performance Fee Adjustment for periods during which the Fund incurs negative investment performance yet outperforms its benchmark by at least 2.00%. During such periods, the Fund will receive only the Base Fee. If the Fund incurs negative investment performance and underperforms its benchmark by at least 2.00%, the Base Fee will be reduced by 0.25%.

     The maximum monthly fee rate as adjusted for performance will be 1/12 of 1.00% of the Fund's average daily net assets and will be payable if the Fund's performance is positive and if it exceeds the Fund's benchmark index by 2.00 or more percentage points for the performance period. The minimum monthly fee rate as adjusted for performance will be 1/12 of 0.50% of the Fund's average daily net assets and will be payable if the investment performance of the Fund is exceeded by the investment performance of the Fund's benchmark index by 2.00 or more percentage points for the performance period.

     INITIAL PERIOD. The Performance Fee Adjustment will not be applied until this Agreement has been in effect for 12 months (the "Initial Period"). For the first 12 months of the Initial Period, the Adviser will receive the Base Fee.

     SUBSEQUENT PERIODS. For each month following the Initial Period, the Adviser will receive the Base Fee, subject to the Performance Fee Adjustment calculated as described above.

     The Fund's investment performance will be measured by comparing (i) the opening net asset value of one share of the Fund on the first business day of the performance period with (ii) the closing net asset value of one share of the Fund as of the last business day of such period. In computing the investment performance of the Fund and the investment record of the Fund's benchmark index, distributions of realized capital gains, the value of capital gains taxes per share paid or payable on undistributed realized long-term capital gains accumulated to the end of such

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period and dividends paid out of investment  income on the part of the Fund, and all cash distributions of the securities included in the Fund's benchmark index, will be treated as reinvested in accordance with Rule 205-1 or any other applicable rules under the Investment Advisers Act of 1940, as the same from time to time may be amended.

     Any calculations of the investment performance of the Fund and the investment performance of the Fund's benchmark index shall be in accordance with any then applicable rules of the Securities and Exchange Commission.

     In the event of any termination of this Agreement, the fee provided for in this Schedule B shall be calculated on the basis of a period ending on the last day on which this Agreement is in effect, subject to a pro rata adjustment based on the number of days elapsed in the current period as a percentage of the total number of days in such period.

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